Exhibit 10.8

TERM NOTE

$2,900,000

BOSTON, MASSACHUSETTS

March 8, 2011

FOR VALUE RECEIVED, SOFTECH, INC., a Massachusetts corporation with offices at 59 Lowes Way, Suite 401, Lowell, Massachusetts (the "Borrower"), promises to pay to the order of ONE CONANT CAPITAL, LLC, with One Post Office Square, Boston, Massachusetts (the “Lender”), or at such other place as the holder hereof may from time to time designate in writing, the Principal sum of Two Million, Nine Hundred Thousand Dollars and 00/100 ($2,900,000.00) (the “Term Note”), plus interest which accrues in accordance with the terms herein, plus all other fees and charges set forth herein and that certain Loan, Security and Pledge Agreement, dated as of the date hereof, by and between Lender and Borrower (as amended and in effect from time to time the “Loan Agreement”).

All amounts owing under this Term Note, including without limitation all accrued interest shall be payable in legal tender of the United States of America.

Capitalized terms that are not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

There will be one advance of all Principal on the Closing Date from Lender to Borrower.

Upon execution of this Term Note interest shall accrue on all unpaid Principal at the annual rate equal to the greater of (i) the Prime Rate plus three percent (3%), (ii) LIBOR plus five and one half percent (5.50%), and (iii) ten percent (10%), per annum (the ‘Minimum Interest Rate”).  If the ratio of Borrower’s Bank Debt to EBITDA, calculated on a trailing twelve month basis, is 1.50:1.0 (the “Leverage Ratio”), or less, for two consecutive fiscal quarters, the Minimum Interest Rate shall be reduced to eight percent (8%) per annum.  If, after the Minimum Interest Rate falls to eight percent (8%), the Leverage Ratio exceeds 1.50:1.0 for a fiscal quarter the Minimum Interest Rate shall rise to ten percent (10%) per annum. The variable rate above shall be reset daily.

Commencing March 31, 2011, and continuing for thirty-five (35) months, the Borrower shall pay Lender equal monthly Principal installments of sixty thousand dollars ($60,000), plus accrued interest.  On each of September 30, 2012 and September 30, 2013, the Borrower shall pre-pay unpaid principal, in an amount equal to fifty percent (50%) of Excess Cash Flow from Borrower’s immediately preceding fiscal year, which shall be applied to pre-pay installments of Principal of this Term Note in the inverse of maturity thereof.  On February 28, 2014 (the “Term Note Maturity Date”) the Borrower shall pay the Lender all remaining unpaid Principal, accrued and unpaid interest, and all other unpaid amounts due hereunder, in full.

Each payment due hereunder shall be paid on the first day of each month, and shall be automatically deducted from the Operating Account.  If insufficient funds exist in the Operating Account to fund a payment due hereunder the Borrower remains liable for such payment and shall pay it in accordance with the terms herein and the Loan Agreement.

Interest under this Term Note shall be paid in arrears, shall be computed daily on the basis of a three hundred and sixty (360) day year, and shall be paid for the actual number of days elapsed.

Upon and during a continuing Event of Default the Borrower shall also pay, at the Lender’s sole and absolute discretion, whether or not the Lender has accelerated payment, interest on all unpaid Principal at the per annum rate set forth above, plus two (2.00%) percent.  Without limiting anything herein, if a payment of Principal and/or interest hereunder, as the case may be, is not timely made, the Borrower will pay, at the Lender’s sole and absolute discretion, an additional late payment charge of the greater of (i) five (5.00%) percent of the amount of such late or missed payment or (ii) thirty-five dollars ($35.00).  Any and all late charges shall be in addition to amounts due under this Term Note and the Loan Agreement. Nothing in this paragraph shall affect the Lender’s right to accelerate the maturity of this Term Note upon the occurrence and during a continuing Event of Default.

Upon an Event of Default, or at any time thereafter while continuing, at the option of the Lender, all obligations under this Term Note shall become immediately due and payable, without notice or demand.  The Lender shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies provided by agreement or at law or in equity, and the rights and remedies of a secured party under the Code.  All rights and remedies of the Lender are cumulative and in addition to any rights or remedies provided by law or any other agreement, and may be exercised separately or concurrently.

The Borrower will pay on demand all reasonable expenses of the Lender in connection with the preparation, negotiation, execution, administration, default, collection or enforcement of this Term Note, or any collateral pledged to secure this Term Note, or any waiver or amendment of any provision of any of the foregoing, including without limitation reasonable attorneys' fees.

This Term Note is intended to take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws rules.

If any provision of this Term Note shall be invalid, illegal or unenforceable, such provisions shall be severable from the remainder of this Term Note and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Term Note is binding on the Borrower and all of its permitted successors and assigns, and it shall inure to the benefit of the Lender and its successors and assigns.  The Borrower may not delegate or assign any of its obligations hereunder.

THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS TERM NOTE IS A PART AND/OR THE ENFORCEMENT OF ANY OF THE HOLDER’S RIGHTS AND REMEDIES, INCLUDING WITHOUT LIMITATION, TORT CLAIMS.  THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

Presentment, protest, notice of default, notice of dishonor, notice of demand and any other notice or formality with respect to this Term Note are hereby waived.

This Term Note is secured and guaranteed as set forth in the Loan Agreement.

[Remainder of the page is blank.  Borrower’s signature appears on the following page.]

Exhibit 10.8

IN WITNESS WHEREOF, the undersigned has affixed its signature hereto as a sealed instrument as of the date above written.

Witnessed

SOFTECH, INC.

/s/ Rebecca L. Pitman

/s/ Jean Croteau

Rebecca L. Pitman

Jean Croteau

Its Chief Executive Officer

[SofTech Term Note Signature Page]